Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

DATED AS OF

MAY 27, 2004

BETWEEN

SCHLUMBERGER LIMITED

AND

THE PERSONS DESIGNATED IN SCHEDULE 1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of May 27, 2004 and is entered into by and between SCHLUMBERGER LIMITED, a company incorporated in the Netherlands Antilles (“SLB”) and the persons designated in Schedule 1 attached hereto (the “Sellers”) (SLB and the Sellers are referred to collectively as the “Parties” and individually as a “Party”).

WITNESSETH

WHEREAS, Schlumberger Oilfield Holdings Limited, a wholly owned subsidiary of SLB incorporated in the British Virgin Islands (the “Purchaser”), the Sellers and Alexander Yulievich Djaparidze are parties to that certain Share Sale and Purchase Agreement dated as of December 5, 2003 (the “Share Sale Agreement”);

WHEREAS, pursuant to the Share Sale Agreement, the Purchaser has agreed to purchase all of the Shares of the Company from the Sellers for the Cash Consideration and the Consideration Shares;

WHEREAS, the Purchaser’s and the Sellers’ respective obligations under the Share Sale Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, SLB believes it is in its best interest for the Purchaser and the Sellers to enter into the Share Sale Agreement and to consummate the transactions contemplated thereby and, to induce the Sellers to do so, SLB is willing to grant to the Sellers certain registration rights with respect to the Consideration Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows.

ARTICLE 1. REGISTRATION RIGHTS

Section 1.01 Definitions. For purposes of this Agreement:

“Agreement” is defined in the preamble.

“Claim” is defined in Section 1.05(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Holder” means a Person that owns Registrable Securities and (1) is a party to this Agreement or (2) is a transferee thereof permitted hereby if such transferee (i) is designated a Holder by the Holder transferring Registrable Securities to such transferee and (ii) has executed a counterpart hereof at the time of the transfer to such transferee, unless the Registrable Securities held by such person are acquired in (a) a public distribution pursuant to a registration statement under the Securities Act or (b) transactions exempt from registration under the Securities Act where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

“Holder Indemnified Parties” is defined in Section 1.05(a).

“Holders Representative” means Alexander Yulievich Djaparidze, the Sellers Representative under that certain Share Sale and Purchase Agreement dated December 5, 2003.

“Inspector” is defined in Section 1.03(a)(ii).

“Indemnified Party” is defined in Section 1.05(c).

“Indemnifying Party” is defined in Section 1.05(c).

“Losses” is defined in Section 1.05(a).

“NYSE” means the New York Stock Exchange.

“Registrable Securities” means the Consideration Shares and any and all SLB securities issued in respect thereof (including any securities issued by virtue of a stock split, dividend, recapitalization, business combination, merger, consolidation or other similar event) provided, however, that the Consideration Shares shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective Registration Statement, (ii) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act, (iii) such Registrable Security may be publicly resold without registration under the Securities Act (and without limitations as to volume) or (iv) such Registrable Security is no longer held by a Holder.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the performance of, or compliance with, Article 1 of this Agreement, including, (i) SEC, stock exchange, NYSE and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to SLB and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by SLB (including, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by SLB in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of SLB (including, all salaries and expenses of its officers and employees performing legal or accounting duties), and (vii) Securities Act liability insurance (if SLB elects to obtain such insurance), regardless of whether the Registration Statement filed in connection with such registration is declared effective).

“Registration Statement” means any registration statement of SLB filed with the SEC on the appropriate form pursuant to the Securities Act pursuant to the provisions of this Agreement covering any portion of the Consideration Shares and all amendments and supplements to the Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to sale of Registrable Securities by the Holders.

“Share Sale Agreement” is defined in the preamble.

Capitalized terms which are used, but not defined, in this Agreement, shall have the meaning ascribed to them in the Share Sale Agreement.

Section 1.02 Shelf Registration.

(a)	On or before the Second Closing Date, SLB will file a Registration Statement with the SEC, seeking to register the offer and sale of the Stage 1 Consideration Shares, the Stage 2 Consideration Shares and the Adjustment Shares, if any, by the Holders thereof from time to time pursuant to Rule 415 under the Securities Act. On or before the Third Closing Date, SLB will file a Registration Statement with the SEC, seeking to register the offer and sale of the Stage 3 Consideration Shares by the Holders thereof from time to time pursuant to Rule 415 under the Securities Act. SLB will use commercially reasonable efforts to have each such Registration Statement declared effective by the SEC as promptly as practicable and to cause the Registration Statement relating to the Stage 1 Consideration Shares, Stage 2 Consideration Shares and the Adjustments Shares, if any, to remain effective through the period ending on the two (2) year anniversary of the Second Closing Date or until there are no Registrable Securities registered thereunder, whichever shall occur first. Upon effectiveness under the Securities Act of the Registration Statement covering the Stage 3 Consideration Shares, SLB will use commercially reasonable efforts to cause such Registration Statement to remain effective through the period ending on the two (2) year anniversary of the Third Closing Date or until there are no Registrable Securities registered thereunder, whichever shall occur first.

(b)	If SLB shall determine that to maintain the effectiveness of a Registration Statement or to permit a Registration Statement to become effective or to permit the use of the prospectus relating to a Registration Statement would be significantly disadvantageous (a “Disadvantageous Condition”) to SLB or its stockholders for any reason, including the existence, or in anticipation, of any acquisition, divestiture or financing activity involving SLB or the unavailability of any required financial statements, or any disclosure that would be required to be made or any other event or condition of similar significance to SLB, SLB may, for a period not to exceed 90 days or, if earlier, until such Disadvantageous Condition no longer exists, suspend the effectiveness or use of the Registration Statement; provided that the total duration during any calendar year of any delays or suspensions pursuant to this paragraph shall not exceed 150 days.

Section	1.03 Registration Procedures.

(a)	Obligations of SLB. SLB shall use its best efforts to effect the registration and sale of the Registrable Securities in accordance with the applicable Registration Statement as promptly as possible, and in connection therewith, SLB shall, as expeditiously as possible:

(i)	Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC the Registration Statement on any form on which SLB then qualifies, which counsel for SLB shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof;

(ii)	Participation in Preparation. Provide any Holder and any attorney, accountant or other agent retained by any Holder (each, an “Inspector” and, collectively, the “Inspectors”), the opportunity to participate (including reviewing, commenting on and attending all meetings) in the preparation of the Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(iii)

General Notifications. Promptly notify the Holders Representative and the sales or placement agent, if any, of the securities being sold pursuant to the Registration Statement at any time when, (A) the Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) the SEC notifies SLB whether there will be a “review” of the Registration Statement (C) any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) any request by the SEC for any amendments or supplements to the Registration Statement or the prospectus or for additional information;

(iv)	10b-5 Notification. Promptly notify in writing the Holders Representative, the sales or placement agent, if any, of the securities being sold pursuant to the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in the Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or of the existence of a Disadvantageous Condition, and SLB shall (subject to Section 1.02) promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten days following notice of the occurrence of such event to each Holder, the sales or placement agent) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(v)	Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Holders Representative, the sales or placement agent, if any, of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and SLB agrees to use its best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction at the earliest practicable date;

(vi)

Amendments and Supplements; Acceleration. Prepare and file with the SEC such amendments, including post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof contemplated by this Agreement set forth in the Registration Statement as so amended or in such prospectus as so supplemented. SLB shall request acceleration of effectiveness of the Registration Statement from the SEC and any post-effective amendments thereto, if any are filed; provided that at the time of such request, SLB believes in good faith that it is unnecessary to amend further the Registration Statement to comply with this subparagraph. If SLB wishes to further amend the Registration Statement prior to requesting acceleration, it may take five days to so amend prior to requesting acceleration;

(vii)	Copies. Furnish as promptly as practicable to each Holder who so requests prior to filing the Registration Statement or any supplement or amendment thereto, copies of the Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing to each Holder such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as each such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(viii)	Blue Sky. Use commercially reasonable efforts to register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Holder requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided that SLB shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (viii), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction;

(ix)	Agreements. Enter into customary agreements and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

(x)	SEC Compliance, Earnings Statement. Comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as reasonably practicable, but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)	Listing. Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by SLB are then listed and if not so listed, to be listed on the NYSE;

(xii)	Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

(xiii)	Commercially Reasonable Efforts. Use commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(b)

Seller Information. SLB may require each Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to SLB with such information regarding such Holder and such Holder’s method of distribution of such Registrable

Securities as SLB may from time to time reasonably request in writing. If a Holder refuses to provide SLB with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, SLB may exclude such Holder’s Registrable Securities from the Registration Statement if SLB provides such Holder with an opinion of counsel to the effect that such information must be included in the Registration Statement and such Holder continues thereafter to withhold such information. The exclusion of a Holder’s Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement.

(c)	Notice to Discontinue. Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from SLB of the happening of any event of the kind described in Section 1.03(a)(iv), such Holder shall forthwith discontinue the disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.03(a)(iv) or until it is advised in writing by SLB that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by SLB in the case of an event described in Section 1.03(a)(iv), such Holder shall deliver to SLB (at SLB’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

(d)	Notice of Proposed Sale. Prior to any sale under a Registration Statement, the Holder of the Registrable Securities to be sold will give SLB two business days’ prior notice of the proposed sale in order to facilitate compliance with the provisions of Section 1.03(a)(iv).

Section 1.04 Registration Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by SLB. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities.

Section	1.05 Indemnification.

(a)

Indemnification by SLB. SLB agrees, notwithstanding any termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by applicable law, each Holder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, reasonable costs of investigation and fees, disbursements and other charges of counsel and any amounts paid in settlement effected with SLB’s consent or other liabilities (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, and in any such case, SLB will promptly reimburse each such Holder Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a

“Claim”). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.

(b)	Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to SLB in writing such information with respect to such Holder as SLB may reasonably request or as may be required by law for use in connection with the Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, to indemnify and hold harmless SLB and its directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from SLB to the Holders as set forth in Section 1.05(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that, unless such liability is directly caused by such Holder’s wilful or intentional misconduct, the liability of any such Holder under this Section shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.

(c)

Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d)	Contribution. (i) If the indemnification provided for in this Section 1.05 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, unless such liability is directly caused by such Holder’s wilful or intentional misconduct, the liability of any such Holder under this Section 1.05(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 1.05(a), (b) and (c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.05(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 1.05(d).

Section	1.06 Rule 144 and Rule 144A; Other Exemptions.

With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of SLB to the public without registration, SLB shall (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of a Holder, SLB shall deliver to the Holder a written statement as to whether it has complied with such requirements.

Section 1.07 Transfer of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to any family member or trust for the benefit of any Holder. Any permitted transferee or assignee shall promptly execute a counterpart of this Agreement.

ARTICLE 2. GENERAL PROVISIONS

Section 2.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made upon receipt when personally delivered, delivered by reputable international courier service, or by telecopy to the respective Parties hereto as follows:

(a)	SLB:

Schlumberger Limited

153 East 53rd Street (57th floor)

New York, NY 10022-4624

United States of America

Attention: General Counsel

Tel. No.: (1-212) 350-9400

Fax No.: (1-212) 350-8127

with a copy to:

Schlumberger Limited

Legal department

42, rue St. Dominique

75007 Paris

France

Attention: Robert Villard, Deputy General Counsel

Tel No.: (33-1) 4062-1235

Fax No.: (33-1) 4062-1030

(b)	Sellers:

care of the PAS Shareholder Representative

PetroAlliance Services Company Limited

Narodnogo Opolchenia ulitsa 40/3

123298 Moscow

Russian Federation

Attention: Alexander Yulievich Djaparidze

Tel No.: (7-095) 192-8081

Fax No.: (7-095) 192-8056

with a copy to:

Haynes and Boone LLP

One Houston Center

1221 McKinney

Suite 2100

Houston, Texas

USA 77010

Attention: S. Douglas Stinemetz

Tel No.: (1-713) 547-2208

Fax No.: (1-713) 236-5553

or to such other address as to any party hereto as such party shall designate by 5 Business Days’ notice to the other Parties hereto.

Section 2.02 Governing Law. This Agreement and the performance of the transactions and the obligations of the Parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

Section 2.03 Entire Agreement. This Agreement and the Share Sale Agreement constitutes the entire agreement and understanding of the Parties hereto in respect of their respective subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 2.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 2.05 Successors and Assigns. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives.

Section 2.06 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 2.07 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 2.08 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto and the Indemnified Parties and their successors and assigns, any rights or remedies under or by reason of this Agreement.

Section 2.09 Construction. The Parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any Party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has breached, will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant.

Section 2.10 Remedies. The parties shall have all remedies for breach of this Agreement available to them as provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

Section 2.11 Amendment. This Agreement may amended only in writing by the execution of a document between SLB and the Holders at the time of at least 51% of the Registrable Securities. The authority to amend this Agreement granted to such Holders shall be deemed an irrevocable power of attorney coupled with an interest and shall survive the death or incapacity of any natural person that is a Holder or that is a successor or assign of a Holder.

Section 2.12 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SCHEDULE 1

SELLERS

Inter Jura CY (Services) Ltd

Vladimir Stenin

Alexander Sizov

Andrei Niziev

Murat Sampiev

Alexander Yulievich Djaparidze

Marjoram Limited

Petroalliance Stock Incentive Plan Limited

Martin Hansen

KNK Real Estate Services, Inc.

Petroalliance Directors Officers and Employees Benefits Plan Limited

Glen Bird

Alexander V. Gavura

The Rice Family Living Trust

Tom A. Russell

Alexander A. Vaigel

Vadim E. Usakovsky

Vladimir V. Metlin

Igor N. Kerysov

Vassili Kyvelidi

Janak Kumar Basnet

Isa Sharaputtinovich Shabanov

Efraim Dory

SIGNATORIES

SLB:

SCHLUMBERGER LIMITED

By:	/s/ Ellen Summer
Name:	Ellen Summer
Title:	Secretary and General Counsel

Sellers:

SIGNED ON BEHALF OF EACH SELLER

by the PAS SHAREHOLDER REPRESENTATIVE

pursuant to the PAS Shareholder Representative and Escrow Agreement

dated as of December 5, 2003

By:	/s/ Alexander Yulievich Djaparidze
Name:	Alexander Yulievich Djaparidze